EXHIBIT 3.2


                  AMENDED AND RESTATED BY-LAWS
                               OF
                     HARCOURT GENERAL, INC.
               (As amended through June 18, 1999)

                        Section 1.  GENERAL
     These by-laws shall be subject to all requirements and provisions of law applicable to the corporation, including, without limitation, the General Corporation Law of the State of Delaware ("the GCL") and to all requirements and provisions of the Company's Restated Certificate of Incorporation, as amended from time to time (the "Certificate of Incorporation").

                     Section 2.  STOCKHOLDERS

     2.1. Annual Meeting. The annual meeting of stockholders shall be held at such date, place and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect directors in the manner provided in the Certificate of Incorporation and in these by-laws and transact such other business as may be required by law or by these by-laws or as may be specified by the chairman of the board or by a majority of the directors then in office or by vote of the board of directors and of which notice was given in the notice of the meeting.

     2.2. Special Meetings. Except as otherwise provided in the Certificate of Incorporation, a special meeting of the stockholders entitled to vote at such meeting may be called at any time by the chairman of the board, by a majority of the directors then in office or by vote of the board of directors, and a special meeting of the stockholders entitled to vote at such meeting shall be called by the secretary, or in the case of the death, absence, incapacity or refusal of the secretary, by any assistant secretary or some other officer, upon written application of one or more stockholders who are entitled in the aggregate to cast at least 30% of the total number of votes represented by shares of capital stock issued and outstanding and entitled to vote at the meeting. Any such call shall state the time, place and purposes of the meeting.

     2.3. Place of Meetings. Except as otherwise provided in the Certificate of Incorporation, all meetings of the stockholders entitled to vote thereat shall be held at such place within the United States as shall be designated by the chairman of the board, by a majority of the directors then in office or by vote of the board of directors. Any adjourned session of any meeting of such stockholders shall be held at the place designated in the vote of adjournment.

     2.4. Notice of Meetings. Except as otherwise provided by law or by the Certificate of Incorporation and subject to Section 6 hereof, a written notice of each meeting of stockholders, stating the place, date and hour and the purpose or purposes of the meeting, shall be given not less than ten nor more than fifty days before the meeting to each stockholder entitled to vote thereat, and to each stockholder who, by law, by the Certificate of Incorporation or by these by-laws is entitled to notice, by leaving such notice with him or at his residence or usual place of business or by depositing such notice in the United States mail, postage prepaid, addressed to such stockholder at his address as it appears on the records of the corporation. Such notice shall be given by the secretary or an assistant secretary or by an officer designated by the board of directors. If a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken, except that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     2.5. Voting and Proxies. Subject to Section 7 of these by-laws, each stockholder of record of Common Stock and Class B Stock shall, at every meeting of stockholders, have one vote for each share of capital stock held by him which is entitled to be voted at said meeting and each holder of record of Class C Stock shall, at every meeting of stockholders, have one-tenth of one vote for each share of capital stock held by him which is entitled to be voted at said meeting, except that each share of Class B Stock will entitle the holder thereof to ten votes on the election of directors at any stockholders' meeting under the circumstances described in the Certificate of Incorporation.

     2.6. List of Stockholders. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder so entitled and the number of shares of each class or series entitled to be voted at said meeting, registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     2.7. Quorum of Stockholders. Except as otherwise provided by law, the Certificate of Incorporation or these by-laws, at any meeting of the stockholders a quorum shall consist of the holders of stock representing a majority of the voting power of all classes of stock issued and outstanding and entitled to vote at the meeting physically present or represented by proxy. Any stock of the corporation belonging to the corporation at the time of any meeting or any adjourned session thereof shall neither be entitled to vote nor counted for quorum purposes; provided, however, that this sentence shall not be construed as limiting the right of the corporation to vote its own stock held by it in a fiduciary capacity. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present.

     2.8. Action by Vote. When a quorum is present at any meeting, all elections of directors shall be determined by a plurality of the shares present in person or represented by proxy and entitled to vote on the election of directors and, as to any other matter, the vote of a majority of shares present in person or represented by proxy and entitled to be cast on such matter shall decide any such matter brought before such meeting, unless the question is one upon which, by express provisions of the GCL or of the Certificate of Incorporation or of these by-laws, a different vote is required, in which case such express provision shall govern and control the decision of such matter.

     2.9. Voting Power Counted. For the avoidance of doubt, every reference in these by-laws to a majority or other proportion of shares of stock shall refer to such majority or other proportion of the votes of such shares of stock, provided that this Section 2.9 shall be deemed inapplicable to Section 3.5 of these by-laws to the extent that the application of this Section 2.9 would alter, amend or repeal such Section 3.5.

                  Section 3.  BOARD OF DIRECTORS

     3.1. Number, Classification and Composition of Board of Directors. The number of members of the whole board of directors shall consist of not more than eighteen nor less than six. The exact number of directors within the maximum and minimum limitations specified herein may be fixed from time to time by resolution of a majority of the board of directors or by the stockholders at the annual meeting. The directors shall be elected at the annual meeting of stockholders, except as provided in this
Section 3.1 and in Section 3.3. The directors shall be divided into three classes, designated Class A, Class B and Class C, respectively, such classes to be as nearly equal in size as possible. At the 1978 Annual Meeting of Stockholders, Class A directors shall be elected to hold office until the 1979 Annual Meeting of Stockholders, Class B directors to hold office until the 1980 Annual Meeting of Stockholders and Class C directors to hold office until the 1981 Annual Meeting of Stockholders. At each annual election of directors after the 1978 Annual Meeting of Stockholders, the successors to the directors of the class whose term shall expire in that year shall be elected to hold office for a term to expire at the third Annual Meeting of Stockholders following the annual meeting at which such directors were elected. In case of any decrease or increase in the number of directors, the increase or decrease shall be distributed among the several classes as equally as possible, as shall be determined by the affirmative vote of a majority of the directors at the time of such increase or decrease.

     The number of members of the board of directors may be decreased at any time or from time to time by action of the directors to any number not less than three, but only to eliminate vacancies existing by reason of the death, resignation or removal of one or more directors. No director need be a stockholder.

     3.2. Tenure. Each director of each class shall hold office until the earlier to occur of the following: (a) the date on which a director of the same class succeeding him is elected and qualified, (b) the date of any meeting of stockholders at which directors of his class are elected, if his election has not been recommended by the directors pursuant to the provisions of Section 3.5(b), whether by reason of a reduction in the number of directors of the corporation, or otherwise, or (c) the date of his resignation, removal or death.

     3.3. Vacancies. Vacancies and any newly created directorships resulting from any increase in the authorized number of directors may be filled by vote of a majority of the directors then in office though less than a quorum and each director so chosen shall hold office subject to the provisions of these by-laws, until the expiration of the term of the class to which he has been chosen or until his successor is duly elected and qualified. When one or more directors shall resign from the board effective at a future date a majority of the directors then in office shall have power to fill such a vacancy or vacancies, the vote or action by writing thereon to take effect when such resignation or resignations shall become effective.

     3.4. Removal of Directors. Any director or the entire board of directors may be removed with or without cause by the affirmative vote of the holders of not less than 66 2/3% of the outstanding stock of the corporation entitled to vote in the election of directors, considered for this purpose as one class, taking such action at an annual meeting of stockholders or at a special meeting of stockholders duly called for such purpose.

     3.5.  Committees.
     (a) There shall at all times exist the following committees of the board of directors: Nominating Committee, Audit Committee, Compensation Committee and Executive Committee.

     Nominating Committee. The functions of the Nominating Committee shall include consideration of the composition of the board of directors and recommendation of individuals for election as directors of the corporation. The Nominating Committee shall also make recommendations to the board of directors concerning the structure and membership of the various committees of the board of directors, consult with the chief executive officer of the corporation on questions of management, organization and succession, and provide the board of directors with such guidance on these matters as the board may seek from time to time.

     Audit Committee. The functions of the Audit Committee shall include the review of the scope of the services of the corporation's independent auditors and the responsibilities of the corporation's internal audit department and a continuing review of the corporation's internal procedures and controls. The Audit Committee shall annually review the corporation's audited financial statements, consider the qualifications and fees of the independent auditors of the corporation and make recommendations to the board of directors as to the selection of the auditors and the scope of their audit services.

     Compensation Committee. The functions of the Compensation Committee shall include the review or determination of salaries, benefits and other compensation for officers and key employees of the corporation and its subsidiaries and the administration of the corporation's stock option plans.

     Executive Committee. The Executive Committee shall have the authority to manage the affairs of the corporation in the intervals between meetings of the board, except that the Executive Committee may not (a) declare a dividend or authorize the issuance or repurchase of stock or other securities of the corporation,
(b) amend the Certificate of Incorporation, (c) adopt an agreement of merger or consolidation, (d) impose a lien on substantially all the assets of the corporation, (e) recommend to the stockholders any action requiring their approval, (f) amend these by-laws,
(g) rescind any action taken by the board, (h) change the membership of any committee of the board at any time, (i) fill vacancies of the board, or (j) discharge any committee of the board at any time.

     The board of directors may, by resolution adopted by a majority of the whole board, establish or terminate the existence of any additional committees which may consist of individuals who are not members of the board of directors, which committees may be standing committees or ad hoc committees, for the purpose of making recommendations to the board of directors and otherwise assisting it in the furtherance of its duties. Except as the directors may otherwise determine, any committee may make rules for the conduct of its business.

     In addition to the committees referred to above and those other committees of the board of directors which may be established by the board of directors pursuant to the GCL, the board may appoint one or more directors to serve with one or more officers or employees of the corporation as a committee, which shall not have any of the powers of the board of directors in the management of the business and affairs of the corporation but which, unless otherwise provided by the board, shall administer any employee benefit programs instituted by the corporation.

     (b) The Nominating Committee shall not recommend to the board of directors any individual or individuals for election to the board of directors or for appointment to the Nominating Committee, the Audit Committee or the Compensation Committee, if, after such election or appointment, a majority of the board of directors or any such Committee, as the case may be, shall not consist of "independent directors" (as defined below).

     The board of directors shall nominate individuals for election to the board of directors by the stockholders, may elect individuals to the board of directors to fill any vacancies which may occur, and shall appoint individuals to the Nominating Committee, the Audit Committee, the Compensation Committee and the Executive Committee, and in the case of the Executive Committee may appoint one or more alternates, provided that it shall not make any such nomination or appointment if it has not been recommended by the Nominating Committee.

     The board of directors may remove any individual, with or without cause, from the Nominating Committee, the Audit Committee or the Compensation Committee, provided that, following such removal, a majority of such Committee shall consist of "independent directors" (as defined below), and may remove any individual, with or without cause, from the Executive Committee.

     "Independent directors" are directors (a) who are not the lineal descendants (whether by blood or adoption) of Philip Smith, the deceased founder of the corporation, (b) who are not the spouses of such lineal descendants, (c) who are not at the time of determination, and shall not have been at any time preceding such time, officers, or, within ten years preceding such time, employees of the corporation or any of its subsidiaries or affiliates,
(d) who are not at the time of determination the beneficial owners of more than 5% of the issued and outstanding stock of any class of the corporation's stock, and (e) who are not officers, employees, directors or partners of any person who at the time of determination is a holder of more than 5% of the issued and outstanding shares of any class of the corporation's stock.

     The Nominating Committee will carefully consider all suggestions timely received from any stockholder of nominees for director of the corporation where the nominee has confirmed in writing to the Nominating Committee his or her desire to serve as a director of the corporation and where the credentials of the nominee meet the standards generally applied by the Nominating Committee, that is, such credentials are of the highest order and demonstrate a background and competence in business and financial matters related to the business of the corporation. The proxy statement for each annual meeting will contain a notice, in the then appropriate form, of this provision of the by-laws.

     (c) Neither the provisions of Section 3.5(b) of the by-laws, nor of this Section 3.5(c), shall be altered, amended or repealed except by a vote of not less than a majority of the outstanding shares of Common Stock and Class B Stock, each voting separately as a class.

     3.6. Regular Meetings. Regular meetings of the board of directors may be held without call or notice at such places and at such times as the board may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent directors. A regular meeting of the directors may be held without call or notice immediately after and at the same place as the annual meeting of the stockholders.

     3.7. Special Meetings. Special meetings of the board of directors may be called by the chairman of the board or by two or more directors and may be held at any time and at any place designated in the call of the meeting, reasonable notice thereof being given to each director by the secretary or an assistant secretary or by the chairman of the board or one of the directors calling the meeting.

     3.8. Notice. It shall be reasonable notice to a director to send notice by mail at least forty-eight hours or by telegram or facsimile transmission at least twenty-four hours before the meeting addressed to him at his usual or last known business or residence address or to give notice to him in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any director who waives notice as provided in Section 6. Notice of a meeting need not specify the purposes of the meeting.

     3.9. Quorum. Except as may be otherwise provided by law, the Certificate of Incorporation or these by-laws, at any meeting of the directors a majority of the directors then in office shall constitute a quorum; a quorum shall not in any case be less than one-third of the total number of directors nor less than two directors. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

     3.10. Action by Vote. Except as may be otherwise provided by law, the Certificate of Incorporation or these by-laws, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

     3.11. Participation in Meeting. Members of the board of directors or any committee designated by such board may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.11 shall constitute presence in person at such meeting.

     3.12. Action by Writing. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board or of such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the board or of such committee.

                  Section 4.  OFFICERS AND AGENTS

     4.1. Enumeration; Qualification. The officers of the corporation shall be a chairman of the board, a vice chairman of the board, a president, a treasurer, a secretary, and such other officers, if any, as the board of directors may in its discretion elect or choose, including one or more vice presidents, with or without some special designation. The corporation may also have such agents, if any, as the board of directors may in its discretion choose. Any number of offices may be held by the same person. If the office of any officer becomes vacant, the board of directors may elect or choose a successor. Any officer may be required by the directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the directors may determine.

     4.2. Powers. Subject to law, each officer shall have, in addition to the duties and powers set forth in these by-laws, such duties and powers as are commonly incident to his office and such duties and powers as the board of directors may from time to time designate.

     4.3. Election. The officers may be elected or chosen by the board of directors at their first meeting following the annual meeting of the stockholders or at any other time.

     4.4. Tenure. Each officer shall hold office until the first meeting of the board of directors following the next annual meeting of the stockholders and until his successor is chosen and qualified, unless a shorter period shall have been specified by the terms of his election or appointment, or until he sooner dies, resigns, is removed or becomes disqualified. Each agent shall retain his authority at the pleasure of the board of directors.

     4.5. Chairman of the Board; President and Chief Executive Officer; Vice Chairman; Vice Presidents. The chairman of the board shall preside at all meetings of the stockholders and of the board of directors at which he is present. In the absence of the chairman of the board, the president and chief executive officer shall preside at all meetings of the stockholders and of the board of directors at which he is present.

     The chairman of the board, the vice chairman, the president and any vice presidents shall have such duties and powers as shall be designated from time to time by the board of directors.

     4.6. Treasurer. The treasurer shall be in charge of the corporation's funds. He shall have such other duties and powers as may be designated from time to time by the board of directors or the chairman or the vice chairman of the board.

     4.7. Secretary. The secretary shall record all the proceedings of the meetings of the stockholders, of the board of directors and of committees of the board of directors. In his absence from any such meeting a temporary secretary chosen at the meeting shall record the proceedings thereof.

     The secretary shall have charge of the stock ledger (which may, however, be kept by any transfer agent or agents of the corporation). He shall have such other duties and powers as may be designated from time to time by the board of directors or the chairman of the board.

               Section 5.  RESIGNATIONS AND REMOVALS

     Any director or officer may resign at any time by delivering his resignation in writing to the chairman of the board or the secretary or to the board of directors. Such resignation shall take effect at the time stated therein, or if no time be so stated then upon its delivery, and without in either case the necessity of its being accepted unless the resignation shall so state.

     The board of directors may at any time remove from office any officer either with or without cause. The board of directors may at any time terminate or modify the authority of any agent.

                   Section 6.  WAIVER OF NOTICE

     Whenever any notice is required to be given by law or under the provisions of the Certificate of Incorporation or of these by-laws, a written waiver thereof, signed by the person or persons entitled to such notice, whether before or after the time stated therein or otherwise fixed for the meeting or other event for which notice is waived, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of such notice of such meeting, except as otherwise provided in the GCL. Neither the business to be transacted at, nor the purpose of, any meeting or such other event need be specified in any written waiver of notice.

      Section 7.  TRANSFER OF SHARES OF STOCK AND RECORD DATE

     7.1. Transfer on Books. The transfer of stock of the corporation and the certificates which represent the stock shall be governed by the GCL. Except as may be otherwise required by law or by the provisions of Section 7.2 of these by-laws, the corporation shall be entitled to treat the record holder of stock as shown on its stock ledger as the owner of such stock for all purposes until the shares have been properly transferred on the stock ledger of the corporation.

     7.2. Record Date. Except as otherwise provided in the Certificate of Incorporation: (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days (or such longer period as may be required by law) before the date of such meeting, nor more than sixty days prior to any other action;

     (b) If no record date is fixed

          (1) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

          (2) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto;

     (c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                  Section 8.  STOCK CERTIFICATES

     Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of, the corporation by the chairman or vice chairman of the board, or the president or a vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation certifying the number of shares owned by him in the corporation. If such certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, the signatures of the officers of the corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of issue. Certificates of stock shall be in such form as shall, in conformity with law, be prescribed from time to time by the board of directors.

     In the case of the alleged loss or destruction or the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms in conformity with law as the board of directors may prescribe.

                    Section 9.  INDEMNIFICATION

     (a) Subject to paragraph (d) of this Section 9 the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or competed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs
(a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under paragraphs (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceedings, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     Notwithstanding anything contained in the Section 9 to the contrary, the corporation shall not be required to indemnify any person against any liability, cost or expense (including attorneys' fees) incurred by such person in connection with any action, suit or proceeding voluntarily initiated or prosecuted by such person unless the initiation or prosecution of such action, suit, or proceeding by such person was authorized by a majority of the full board of directors, provided, however, that a majority of the full board of directors may, after any such action, suit or proceeding has been initiated or prosecuted, in its discretion, indemnify any such person against any such liability, cost or expense.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section 9. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification provided by this Section 9 shall not be exclusive of any other rights of indemnification, to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and nothing contained in this
Section 9 shall be deemed to limit the right of the corporation, acting pursuant to a vote of the stockholders or disinterested directors, to provide indemnification and advancement of expenses to employees and agents of this corporation to the same extent as such indemnification and advancement of expenses may be provided to directors and officers of the corporation, provided that any such indemnification shall be provided to such employees and agents on an individual basis. The indemnification and advancement of expenses authorized by this Section 9 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (g) To the extent obtainable, the corporation may purchase and maintain insurance with reasonable limits on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Section 9 or otherwise.

     (h) Each person who is or becomes a director or officer as aforesaid shall be deemed to have served or to have continued to serve in such capacity in reliance upon the indemnity herein provided for in this Section 9.

     (i) For purposes of this Section 9, reference to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Section 9 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (j) For purposes of this Section 9, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any services as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Section 9.

                    Section 10.  CORPORATE SEAL

     The seal of the corporation shall, subject to alteration by the directors, consist of a flat-faced circular die with the word "Delaware", together with the name of the corporation and the year of its organization, cut or engraved thereon. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                 Section 11.  EXECUTION OF PAPERS

     Except as the board of directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, mortgages, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the corporation shall be signed by the chairman or the vice chairman of the board, by the president or by one of the vice presidents or by the treasurer.

                     Section 12.  FISCAL YEAR

     Except as from time to time otherwise provided by the board of directors, the fiscal year of the corporation shall end on October 31.
                      Section 13.  AMENDMENTS
     Except as set forth in Section 3.5(c), these by-laws may be made, altered, amended or repealed by vote of a majority of the directors in office or by vote of the holders of a majority of the outstanding stock entitled to vote, provided that the provisions of Sections 3.1 to 3.4 inclusive of the by-laws and of this Section 13 shall not be altered, amended or repealed except by a vote of not less than 66 2/3% of the stock outstanding and entitled to vote in the election of directors, considered for this purpose as one class.